                                Dealer Agreement

                             EcoQuest International
                         "Healthy Living Technologies"

Company Name: World Health
Alternatives Inc.
Company Address: 155 Lime Kiln Road, Darlington, PA 16115
Shipping Address: 155 Lime Kiln Road, Darlington, PA 16115
Email Address: SICELOFF@STARGATE.NET

Sponsor's Name: Catherine Fields
Sponsor's Dealer No.: 404967

Federal I.D. Number: XXX
Fax Number: 707-220-1271
Business Number: 724-891-6618
Home Number: XXX
Tax I.D. Number: XXX

The above named individual/entity (herein: "Dealer") agrees to the terms set below between the company (herein: "EcoQuest") and Dealer.

1. The Dealer is and at all times shall remain an independent contractor and is not and shall not be construed to be a partner, joint venturer, employee, agent, representative, or participant of or with the company for any purpose whatsoever. Dealer agrees to be responsible for their own expenses, license, local, state and federal taxes, except whereby collection and payment of sales taxes are expressly arranged by EcoQuest.

2. EcoQuest marketing and compensation program with its Policies and Procedures and Rules and Regulations, which may be amended from time to time, is hereby incorporated into and made a part of this agreement.

3. Dealer will not misrepresent EcoQuest in any manner and will make no statements, claims or warranties respecting EcoQuest which are not contained in
EcoQuest written material. Dealer agrees to perform all of its obligations under this agreement in a matter consistent with all applicable laws and regulations and with the principles of good conduct and business ethics. In order to protect and enhance the name of the company, the reputation of the product, and the goodwill attached to any trade names or any trademarks in use of hereafter adopted or used by the company.

4. Dealer understands and agrees that the products are not medical devices and are never offered or intended for medical treatments or any diseases or disorders. EcoQuest and/or any of its dealers are prohibited from participating in any diagnosis, prognosis, evaluation, treatment, description, or management of any diseases or physical or mental disorder. That every Dealer understands and agrees that they will not make any medical claims relating to any EcoQuest product. The Dealer understands by making any such claim, it could have the effect of the product being determined as a medical device and subject to substantial rules and regulations under the Food and Drug Administration. A violation of this rule will result in immediate termination of any relationship with EcoQuest.

5. Dealer understands that there are no guarantees of earnings in the EcoQuest marketing program and there are not exclusive territories within the program.
Dealer will receive bonuses, overrides, and royalties from sponsored Dealers only to the extent that those dealers and the Dealers they sponsor sell the product or purchase it for their own use.

6. Dealer understands that there are no personal purchase requirements of products marketing by EcoQuest at any level in the marketing program beyond the initial expense of (a) registration for data processing, (b) provision of a sales kit, (c) registration for each selected division of EcoQuest
International. Dealer also understands there are no inventory requirements of the products marketed by EcoQuest and that the Dealer may terminate the agreement at any time by written notice.

7. Dealer understands and agrees that a violation of any of the terms of the agreement, including the Policies and Procedures of EcoQuest may result in the termination of Dealer's authorization as an EcoQuest Dealer.

8. This agreement shall be governed by the state laws of Tennessee and all claims, disputes, or other matters between the parties shall be brought in state or federal court in Greene County, Tennessee, unless approved in writing by
EcoQuest.

9. By entering the Social Security or Federal I.D. Number, Dealer is certifying that the number shown on this form is the Dealer's correct taxpayer identification number.

10. The effective date of this dealer Agreement shall be the date is received at
EcoQuest International corporate office. The term of this agreement shall be one year; however, agreements entered into before October 1 must be renewed by March
31. Agreements received after October 1 do not need to be renewed until March 31 of the following year. The annual renewal fee is $35.00.

11. Dealer understands the violation of any rule or regulation hereunder or otherwise violate any federal, state, or local laws that would in any way effect
EcoQuest shall immediately terminate this Agreement. If EcoQuest does terminate this Agreement that subject to any law, the Dealer agrees not to make a claim against the Company. If the Dealer does pursue a claim against the Company and does not prevail, he/she shall reimburse the Company for any cost of defense, including reasonable attorney's fees.

/s/ Edward Siceloff            4-8-02
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   Applicant Signature
   (Must Be Signed) Date